SUB-ITEM 77Q1(E)

                                AMENDMENT NO. 12

                                       TO

                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of July 24, 2008, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 1, 2000, between AIM Funds Group, a Delaware statutory trust, and Invesco Aim Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to reflect the name change of AIM Global Value Fund to AIM Global Core Equity Fund.

     NOW, THEREFORE, the parties agree as follows;

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

NAME OF FUND                           EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                           ------------------------------------
AIM Basic Balanced Fund                         September 28, 2001
AIM European Small Company Fund                   August 30, 2000
AIM Global Core Equity Fund                      December 27, 2000
AIM International Small Company Fund              August 30, 2000
AIM Mid Cap Basic Value Fund                     December 27, 2001
AIM Select Equity Fund                             June 1, 2000
AIM Small Cap Equity Fund                         August 30, 2000

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                             AIM BASIC BALANCED FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $150 million................................................       0.65%
Next $1.85 billion................................................       0.50%
Next $2 billion...................................................       0.45%
Next $2 billion...................................................       0.40%
Next $2 billion...................................................      0.375%
Over $8 billion...................................................       0.35%

                         AIM EUROPEAN SMALL COMPANY FUND
                      AIM INTERNATIONAL SMALL COMPANY FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $250 million................................................      0.935%
Next $250 million.................................................       0.91%
Next $500 million.................................................      0.885%
Next $1.5 billion.................................................       0.86%
Next $2.5 billion.................................................      0.835%
Next $2.5 billion.................................................       0.81%
Next $2.5 billion.................................................      0.785%
Over $10 billion..................................................       0.76%

                           AIM GLOBAL CORE EQUITY FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $250 million................................................       0.80%
Next $250 million.................................................       0.78%
Next $500 million.................................................       0.76%
Next $1.5 billion.................................................       0.74%
Next $2.5 billion.................................................       0.72%
Next $2.5 billion.................................................       0.70%
Next $2.5 billion.................................................       0.68%
Over $10 billion..................................................       0.66%

                          AIM MID CAP BASIC VALUE FUND
                            AIM SMALL CAP EQUITY FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $250 million................................................      0.745%
Next $250 million.................................................       0.73%
Next $500 million.................................................      0.715%
Next $1.5 billion.................................................       0.70%
Next $2.5 billion.................................................      0.685%
Next $2.5 billion.................................................       0.67%
Next $2.5 billion.................................................      0.655%
Over $10 billion..................................................       0.64%

                             AIM SELECT EQUITY FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $150 million................................................       0.80%
Over $150 million.................................................      0.625%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                        AIM FUNDS GROUP


Attest: /s/ Stephen R. Rimes            By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)


                                        INVESCO AIM ADVISORS, INC.


Attest: /s/ Stephen R. Rimes            By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)


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